Exhibit 99.1

Astellas and Poseida Therapeutics Announce Strategic

Investment to Support Poseida’s Commitment to Redefining

Cancer Cell Therapy

Poseida is a clinical-stage biotechnology company dedicated to advancing a new class of cancer cell therapy and gene therapy products using genetic engineering technologies

Astellas to invest a total of $50 million to acquire approximately 8.8% of Poseida and to receive a right of exclusive negotiation and first refusal for any potential partnering of P-MUC1C-ALLO1, an allogeneic CAR-T cell therapy product candidate for solid tumors

Astellas will have the right to designate an observer on the Poseida Board of Directors and Poseida’s scientific advisory board

TOKYO and SAN DIEGO, August 7, 2023 — Astellas Pharma Inc. (TSE: 4503, President and CEO: Naoki Okamura, “Astellas”) and Poseida Therapeutics, Inc. (NASDAQ: PSTX, CEO: Mark Gergen, “Poseida”) today announced a strategic investment to support the advancement of Poseida’s commitment to redefining cancer cell therapy.

Under the terms of the transaction agreements, Astellas will invest a total of $50 million, including $25 million to acquire 8,333,333 shares of common stock of Poseida (approximately 8.8% of the outstanding common stock of Poseida) at $3.00 per share in a private placement and a one-time $25 million payment for a right of exclusive negotiation and first refusal to license one of Poseida’s clinical stage programs: P-MUC1C-ALLO1, an allogeneic CAR-T cell therapy in development for multiple solid tumor indications. In addition, Poseida has granted Astellas a board observer seat, which includes the ability to attend Poseida’s scientific advisory board meetings, and certain notice rights related to any potential change of control of Poseida.

Astellas has established the Focus Area Approach for its research and development strategy. One of Astellas’ Primary Focuses within the strategy is immuno-oncology. Astellas is committed to developing next-generation immuno-oncology drugs using multi-functional platforms. Its portfolio includes oncolytic viruses, bispecific immune cell engagers, small molecules, and cell therapy platforms.

Poseida is engaged in the research and development of cell and gene therapies for cancer and rare genetic diseases by leveraging its proprietary genetic editing platforms. In oncology, Poseida has a broad pipeline of allogeneic CAR-T cell therapy product candidates for both solid and liquid tumors, including P-MUC1C-ALLO1, which is in Phase 1 development for the treatment of multiple solid tumor indications.

“By leveraging our extensive expertise, experience in cancer biology and unique technologies, we are focused on reinvigorating the immune system’s ability to discover, disarm and destroy cancers in more patients. We are pursuing this ambitious goal through innovative and multifunctional modality platforms, using the capabilities at our global R&D sites as well as through partnership with external expert partners,” said Adam Pearson, Chief Strategy Officer, Astellas. “We believe that this investment fits strategically with our long-term vision of expanding our capability in immuno-oncology and will ultimately lead to the development of new therapeutics for patients in need of cancer immunotherapy.”

“We are excited to enter this strategic relationship with Astellas, a premier biopharmaceutical company that shares our long-term vision that cell and gene therapies represent an exciting growth area for the development of innovative medicines for improving patient care,” said Mark Gergen, Poseida’s Chief Executive Officer. “This investment further validates the potential of our proprietary genetic engineering technology platform and cell therapy approach, and we look forward to working with Astellas to advance our shared vision and explore future opportunities for collaboration to further unlock that potential.”

About P-MUC1C-ALLO1

P-MUC1C-ALLO1 is an allogeneic CAR-T product candidate in Phase 1 development for multiple solid tumor indications. Poseida believes P-MUC1C-ALLO1 has the potential to treat a wide range of solid tumors derived from epithelial cells, such as breast, ovarian, colorectal, lung, pancreatic and renal carcinomas, as well as other cancers expressing a cancer-specific form of the Mucin 1 protein, or MUC1-C. P-MUC1C-ALLO1 is designed to be fully allogeneic, with genetic edits to eliminate or reduce both host-vs-graft and graft-vs-host alloreactivity. Poseida has demonstrated the elimination of tumor cells to undetectable levels in preclinical models of both breast and ovarian cancer. Additional information about the Phase 1 study is available at www.clinicaltrials.gov using identifier: NCT05239143.

About Astellas

Astellas Pharma Inc. is a pharmaceutical company conducting business in more than 70 countries around the world. Astellas is promoting the Focus Area Approach that is designed to identify opportunities for the continuous creation of new drugs to address diseases with high unmet medical needs by focusing on Biology and Modality. Furthermore, Astellas is also looking beyond its foundational Rx focus to create Rx+® healthcare solutions that combine its expertise and knowledge with cutting-edge technology in different fields of external partners. Through these efforts, Astellas stands on the forefront of healthcare change to turn innovative science into VALUE for patients. For more information, please visit the Astellas website at https://www.astellas.com/en.

About Poseida Therapeutics, Inc.

Poseida Therapeutics is a clinical-stage biopharmaceutical company advancing differentiated cell and gene therapies with the capacity to cure certain cancers and rare diseases. Poseida’s pipeline includes allogeneic CAR-T cell therapy product candidates for both solid and liquid tumors as well as in vivo gene therapy product candidates that address patient populations with high unmet medical need. Poseida’s approach to cell and gene therapies is based on its proprietary genetic editing platforms, including its non-viral piggyBac® DNA Delivery System, Cas-CLOVER™ Site-Specific Gene Editing

System and nanoparticle and hybrid gene delivery technologies. Poseida has formed a global strategic collaboration with Roche to unlock the promise of cell therapies for patients. Learn more at www.poseida.com and connect with Poseida on Twitter and LinkedIn.

Cautionary Notes (Astellas)

In this press release, statements made with respect to current plans, estimates, strategies and beliefs and other statements that are not historical facts are forward-looking statements about the future performance of Astellas. These statements are based on management’s current assumptions and beliefs in light of the information currently available to it and involve known and unknown risks and uncertainties. A number of factors could cause actual results to differ materially from those discussed in the forward-looking statements. Such factors include, but are not limited to: (i) changes in general economic conditions and in laws and regulations, relating to pharmaceutical markets, (ii) currency exchange rate fluctuations, (iii) delays in new product launches, (iv) the inability of Astellas to market existing and new products effectively, (v) the inability of Astellas to continue to effectively research and develop products accepted by customers in highly competitive markets, and (vi) infringements of Astellas’ intellectual property rights by third parties. Information about pharmaceutical products (including products currently in development) which is included in this press release is not intended to constitute an advertisement or medical advice.

Forward-Looking Statements (Poseida)

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the timing and completion of the private placement and receipt of the one-time payment; the potential benefits of Poseida’s relationship with Astellas; the potential for Astellas to exercise any of its strategic rights; the potential for Poseida to consummate a change of control transaction or P-MUC1C-ALLO1 transaction, if any, with any third party, including Astellas; expected plans with respect to clinical trials; anticipated timelines and milestones with respect to Poseida’s development programs; the potential capabilities and benefits of Poseida’s technology platforms and product candidates; and Poseida’s plans and strategy with respect to developing its technologies and product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Poseida’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, customary closing conditions related to the private placement; Poseida’s reliance on third parties for various aspects of its business; risks and uncertainties associated with development and regulatory approval of novel product candidates in the biopharmaceutical industry; and the other risks described in Poseida’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Poseida undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

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Contacts for inquiries or additional information:

Astellas Pharma Inc.

Corporate Communications

+81-3-3244-3201

Poseida Therapeutics, Inc.

Investor Contact:	Media Contact:

Alex Lobo	Sarah Thailing
Managing Director	Senior Director, Corporate Communications and IR
Stern Investor Relations	Poseida Therapeutics, Inc.
IR@poseida.com	PR@poseida.com